UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 24, 2006

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX		78502-5910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

At the annual shareholders’ meeting held on April 24, 2006, the Corporation’s shareholders approved the Texas Regional Bancshares, Inc. 2006 Incentive Plan. The Plan was included in the Proxy Statement for the 2006 annual meeting.

On April 25, 2006, the Stock Option and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation granted options to acquire shares of the Corporation’s Class A Voting Common Stock to various employees of the Corporation and its wholly owned subsidiaries, including Texas State Bank. Among the persons receiving options were the executive officers named in the Summary Compensation Table included in the Corporation’s 2006 Proxy Statement. The named executive officers were granted options as follows:

Name	Amount

Glen E. Roney	80,000
Paul S. Moxley	20,000
Douglas G. Bready	10,000
J. Pat Parsons	8,000
Robert C. Norman	10,000

Options were also granted to non-employee directors to purchase 3,000 shares each under the Texas Regional Bancshares, Inc. 2006 Incentive Plan.

Each option grant is made under the terms of a stock option agreement, depending on whether the grant was of incentive stock options, nonstatutory stock options or non-employee director options, in the form of the Exhibits 10.1, 10.2 and 10.3, respectively. In each case, the exercise price of the options granted was fixed on the date of grant at $28.49 per share, the market price of the Corporation’s common shares as of the close of business on the date of grant.

Also on April 25, 2006, the Texas Regional Board of Directors approved a new schedule of director fees. The fee schedule provides for payment of director fees to non-employee directors in the amount of $1,500.00 per month, which is the same as in effect during the past year. For committee service on the Audit Committee or the Stock Option and Compensation Committee, each of which are composed entirely of independent directors, committee members will receive $500.00 for each meeting attended, and the committee chairman of each of those committees will also receive an annual fee in the amount of $2,000.00. Each member of the Audit Committee who is qualified as an “audit committee financial expert” as defined by SEC rules, including both the designated Audit Committee Financial Expert and each additional member of the Audit Committee that meets the relevant qualifications, will also receive an annual fee in the amount of $2,000.00. At this time, two members of the Audit Committee, Joseph E. Reid and David L. Lane, meet the relevant qualifications. Mr. Reid is the designated Audit Committee Financial Expert.

Members of the Texas Regional Board of Directors also serve as members of the Board of Directors of the Corporation’s principal operating subsidiary, Texas State Bank. As members of the Board of Directors of Texas State Bank, directors receive fees in the amount of $1,000.00 per month, which is the same as in effect during the past year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Stock Option Agreement for Incentive Stock Options Granted Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.

10.2	Form of Stock Option Agreement for Nonstatutory Stock Options Granted Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.

10.3	Form of Stock Option Agreement for Nonstatutory Stock Options Granted to Non-Employee Directors Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

April 28, 2006	/s/ John A. Martin
John A. Martin
Executive Vice President
& Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement for Incentive Stock Options Granted Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.

10.2	Form of Stock Option Agreement for Nonstatutory Stock Options Granted Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.

10.3	Form of Stock Option Agreement for Nonstatutory Stock Options Granted to Non-Employee Directors Under Texas Regional Bancshares, Inc. 2006 Incentive Plan.